SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934


Filed by the Registrant  [ ]
Filed by a Party other than the Registrant  [X]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Sec. 240.14a-11(c) or Sec.
240.14a-12


                  The Zweig Total Return Fund, Inc.
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            (Name of Registrant as Specified in its Charter)

                             Opportunity Partners LP
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   (Name of Person(s) Filing Proxy Statement if other than the
Registrant)


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PROXY STATEMENT IN OPPOSITION TO THE SOLICITATION BY THE BOARD OF
         DIRECTORS OF THE ZWEIG TOTAL RETURN FUND, INC.

   ANNUAL MEETING OF STOCKHOLDERS (To be held on May 10, 2005)

Our names are Phillip Goldstein and Arthur Lipson. We are shareholders of The Zweig Total Return Fund, Inc. (the "Fund"). We are sending this proxy statement and the enclosed GREEN proxy card to stockholders of record on March 8, 2005. We are soliciting a proxy to vote your shares at the 2005 Annual Meeting of Stockholders of the Fund (the "Meeting") provided that we determine that the board of directors has agreed to support substantive action to address the Fund's persistent discount from net asset value ("NAV"). If you give us your proxy and we determine that the board has not agreed to support such action, we will not attend the Meeting, we will not vote your shares, and your shares will not be counted toward a quorum. Please refer to the Fund's proxy soliciting material for additional information concerning the Meeting including the election of directors.

This proxy statement and the enclosed GREEN proxy card are first being sent to shareholders of the Fund on or about April 22, 2005.

                          INTRODUCTION


How Proxies Will Be Voted

If you return a GREEN proxy card to us or to our agent, your shares will be voted as you indicate provided we determine that the board of directors has agreed to support substantive action to address the Fund's discount. Substantive action would include converting the Fund to an open-end fund or conducting a self-tender offer. If the board does not agree to support substantive action to address the discount, we will not attend the Meeting, we will not vote your shares, and your shares will not be counted toward a quorum. If we attend the meeting, then unless you indicate otherwise, your shares will be voted FOR the election of the board's nominees, who have not asked for permission to be included on our proxy.

Voting Requirements

A quorum requires at least 50% of the Fund's outstanding shares to be represented at the Meeting. If the board does not agree to support substantive action to address the Fund's discount, we will not attend the Meeting, we will not vote your shares, and your shares will not be counted toward a quorum. The two nominees receiving the most votes shall be elected as directors.

Revocation of Proxies

You may revoke your proxy by delivering a written revocation to us or by voting in person at the Meeting. (Attendance at the Meeting will not in and of itself revoke your proxy.) There is no limit on the number of times you may revoke your proxy prior to the Meeting. Only your latest dated proxy will be counted.

Information Concerning the Soliciting Shareholders

Phillip Goldstein and Arthur Lipson are the Soliciting
Shareholders. Mr. Goldstein's address is 60 Heritage Drive,
Pleasantville, NY 10570 and Mr. Lipson's address is 2855 East
Cottonwood Parkway, Suite 110, Salt Lake City, UT 84121.  Mr.
Goldstein and Mr. Lipson are investment managers.

Since December 1, 1992, Mr. Goldstein has been the president and 50% shareholder of Kimball & Winthrop, Inc., the general partner of Opportunity Partners L.P., a private investment partnership. Mr. Goldstein is also the portfolio manager of Opportunity Partners. Mr. Lipson is the sole owner of Western Investment LLC, the investment manager of certain private investment entities.

As of April 7, 2005, Mr. Goldstein and Mr. Lipson are deemed to be the beneficial owners of ------------- and ------------- shares respectively owned by them and their clients. All of their purchases have been made since July 2003 and except for one share owned by Mr. Goldstein and one share owned by Mr. Lipson in record name, all of their shares are held in street name, some of which are in margin accounts. Since July 2003, Mr. Goldstein has made no sales and Mr. Lipson has purchased ---------- shares and has sold -------- shares.

                  REASONS FOR THE SOLICITATION

Our goal is to afford all shareholders an opportunity to realize NAV for their shares. We believe the board of directors made a serious mistake when it eliminated the Fund's long-standing annual 10% cash distribution policy because the Fund's shares quickly went from a premium to a double-digit discount. After shareholders complained, the board reinstated the 10% cash distribution policy and the discount narrowed but it has not entirely disappeared. We believe that shareholders should now have an opportunity to realize NAV for their shares by open-ending the Fund or via a self-tender offer. Unless the board agrees to support one of these actions or some other substantive action to address the discount, we will not attend the Meeting, we will not vote your shares, and your shares will not be counted toward a quorum. If a quorum is not achieved for two consecutive years, we intend to ask a court to liquidate the Fund as permitted by Maryland law. If the Fund is liquidated, all shareholders will receive NAV for their shares.

                PROPOSAL 1: ELECTION OF DIRECTORS

The only matter that is scheduled for the Meeting is the election of two directors. The proxy holders intend, in the absence of contrary instructions, to vote all GREEN proxies FOR the board's nominees provided the board agrees to support substantive action to address the Fund's discount. If the board does not agree to support such action, we will not attend the Meeting, we will not vote your shares on this proposal, and your shares will not be counted toward a quorum. Please refer to management's proxy statement for information regarding the qualifications and background of the board's nominees.

                                                             THE
SOLICITATION

We are making this solicitation personally. Persons affiliated with or employed by us or our affiliates may assist us in the solicitation of proxies. They will not receive any special compensation for their services. We will ask banks and brokerage firms that hold shares for beneficial owners of shares to forward this proxy statement and the enclosed GREEN proxy card to the beneficial owners of those shares. We will reimburse them for their reasonable out-of-pocket expenses.

Initially, we will bear all of the expenses related to this proxy solicitation. Because we believe that shareholders will benefit from this solicitation, we intend to seek reimbursement of our expenses from the Fund. Shareholders will not be asked to vote on the reimbursement of our expenses. We estimate that our expenses will be about $ ---------.

There is no arrangement or understanding involving us or any of our affiliates that relates to future employment by or any future transaction with the Fund or any of its affiliates.

DATED: April 22, 2005

                           PROXY CARD

 Proxy Solicited in Opposition to the Board of Directors of the Zweig Total Return Fund, Inc. by Phillip Goldstein and Arthur
  Lipson for the Annual Meeting of Stockholders on May 10, 2005

The undersigned hereby appoints Rajeev Das, Phillip Goldstein, and Arthur Lipson and each of them, as the undersigned's proxies, with full power of substitution, to attend the Annual Meeting of Stockholders of The Zweig Total Return Fund, Inc. (the "Fund") on May 10, 2005, (the "Meeting"), and any adjournment or postponement thereof, and to vote on all matters that may come before the Meeting the number of shares that the undersigned would be entitled to vote if present in person, as specified below subject to the condition set forth in the next two sentences. The undersigned expressly directs the proxy holders to decline to attend the Meeting unless Messrs. Goldstein and Lipson determine that the board has agreed to support substantive action to address the Fund's discount from net asset value. If Messrs. Goldstein and Lipson determine that the board has not agreed to support such action, the proxy holders will not attend the Meeting, will not vote the undersigned's shares proxy, and the shares will not be counted toward a quorum.

(INSTRUCTIONS:  Mark votes by placing an "x" in the appropriate [
].)

 1.   Election of two directors.

     [ ] FOR R. KEITH WALTON             [ ] WITHHOLD AUTHORITY

     [ ] FOR WENDY LUSCOMBE              [ ] WITHHOLD AUTHORITY

Please sign and date below. Your shares will be voted as directed provided that Phillip Goldstein and Arthur Lipson, the Soliciting Shareholders, have determined that the board has agreed to support substantive action to address the Fund's discount from net asset value. Otherwise, the proxy holders will not attend the Meeting, they will not vote your shares, and your shares will not be counted toward a quorum. If the proxy holders attend the Meeting and no direction is made, this proxy will be voted FOR the election of the nominees named above. The undersigned hereby acknowledges receipt of the proxy statement dated April 22, 2005 of Phillip Goldstein and Arthur Lipson and revokes any proxy previously executed.



SIGNATURE (S)_________________________________     Dated:
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